EXHIBIT 1

                                       JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


                           Dated:  February 11, 2002


                          ARTISAN INVESTMENT CORPORATION
                              for itself and as general partner of
                              ARTISAN PARTNERS LIMITED PARTNERSHIP


                          By: /s/ Andrew A. Ziegler
                              -----------------------------------
                                     Andrew A. Ziegler
                                       President


                           ANDREW A. ZIEGLER

                           /s/ Andrew A. Ziegler
                           -----------------------------------------------


                           CARLENE MURPHY ZIEGLER

                           /s/ Carlene Murphy Ziegler
                           -----------------------------------------------



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